EXHIBIT (99)(a)

NEWS RELEASE
October 24, 2016
Contact:	Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported third quarter and year to date earnings results with highlights as follows:

Third quarter highlights:

•
Net earnings were $2.5 million or $0.45 basic net earnings per share and $0.44 diluted net earnings per share for the three months ended September 30, 2016, as compared to $2.5 million or $0.45 basic and diluted net earnings per share for the same period one year ago.

Year to date highlights:

•
Net earnings were $7.9 million or $1.43 basic net earnings per share and $1.42 diluted net earnings per share for the nine months ended September 30, 2016, as compared to $7.4 million or $1.34 basic net earnings per share and $1.32 diluted net earnings per share for the same period one year ago.

•	Non-performing assets declined to $4.8 million or 0.4% of total assets at September 30, 2016, compared to $10.8 million or 1.0% of total assets at September 30, 2015.
•	Total loans increased $28.2 million to $713.0 million at September 30, 2016, compared to $684.8 million at September 30, 2015.
•	Core deposits were $828.1 million or 96.1% of total deposits at September 30, 2016, compared to $771.4 million or 95.6% of total deposits at September 30, 2015.
Lance A. Sellers, President and Chief Executive Officer, attributed the $35,000 decrease in third quarter net earnings to an increase in non-interest expense, which was partially offset by an increase in net interest income, a decrease in the provision for loan losses and an increase in non-interest income.
Net interest income was $9.2 million for the three months ended September 30, 2016, compared to $9.1 million for the three months ended September 30, 2015.  The increase in net interest income was primarily due to a $35,000 increase in interest income, which was primarily attributable to an increase in the average outstanding balance of loans and a 0.25% increase in the prime rate in December 2015, combined with a $46,000 decrease in interest expense, which was primarily attributable to a decrease in the average outstanding balance of time deposits and FHLB borrowings during the three months ended September 30, 2016, as compared to the same period one year ago.  Net interest income after the provision for loan losses was $9.5 million for the three months ended September 30, 2016, compared to $8.8 million for the three months ended September 30, 2015.  The provision for loan losses for the three months ended September 30, 2016 was a credit of $360,000, as compared to an expense of $235,000 for the three months ended September 30, 2015.  The decrease in the provision for loan losses is primarily attributable to a reduction in the required level of the allowance for loan losses resulting from lower historical loss rates used to calculate the Accounting Standards Codification ("ASC") 450-20 reserve as the elevated level of loan losses incurred in 2010 and 2011 are no longer included in the historical loss calculations.
Non-interest income was $3.4 million for the three months ended September 30, 2016, compared to $3.3 million for the three months ended September 30, 2015.  The increase in non-interest income is primarily attributable to a $126,000 increase in mortgage banking income during the three months ended September 30, 2016, as compared to the three months ended September 30, 2015.

Non-interest expense was $9.6 million for the three months ended September 30, 2016, compared to $8.7 million for the three months ended September 30, 2015.  The increase in non-interest expense was primarily due to a $551,000 increase in other non-interest expense, a $234,000 increase in salaries and benefits expense, and a $144,000 increase in occupancy expense during the three months ended September 30, 2016, as compared to the three months ended September 30, 2015.  The increase in other non-interest expense is primarily due to a $173,000 increase in consulting fees and a $140,000 increase in marketing expense.
Year-to-date net earnings as of  September 30, 2016 were $7.9 million or $1.43 basic net earnings per share and $1.42 diluted net earnings per share, as compared to $7.4 million or $1.34 basic net earnings per share and $1.32 diluted net earnings per share for the same period one year ago.  The increase in year-to-date net earnings is primarily attributable to an increase in net interest income, a decrease in the provision for loan losses and an increase in non-interest income, which were partially offset by an increase in non-interest expense, as discussed below.
Year-to-date net interest income as of September 30, 2016 was $27.3 million compared to $26.1 million for same period one year ago.  The increase in net interest income was primarily due to a $998,000 increase in interest income, which was primarily attributable to an increase in the average outstanding balance of loans and a 0.25% increase in the prime rate in December 2015, combined with a $184,000 decrease in interest expense, which was primarily attributable to a decrease in the average outstanding balance of time deposits and FHLB borrowings during the nine months ended September 30, 2016, as compared to the same period one year ago.  Net interest income after the provision for loan losses was $28.4 million for the nine months ended September 30, 2016, compared to $25.9 million for the same period one year ago.  The provision for loan losses for the nine months ended September 30, 2016 was a credit of $1.1 million, as compared to an expense of $193,000 for the nine months ended September 30, 2015.  The decrease in the provision for loan losses is primarily attributable to a reduction in the required level of the allowance for loan losses resulting from lower historical loss rates used to calculate the ASC 450-20 reserve as the elevated level of loan losses incurred in 2010 and 2011 are no longer included in the historical loss calculations.
Non-interest income was $10.3 million for the nine months ended September 30, 2016, compared to $9.8 million for the nine months ended September 30, 2015.  The increase in non-interest income is primarily attributable to $324,000 in gains on the sale of securities and a $278,000 increase in mortgage banking income during the nine months ended September 30, 2016, as compared to the nine months ended September 30, 2015.
Non-interest expense was $28.2 million for the nine months ended September 30, 2016, as compared to $25.8 million for the nine months ended September 30, 2015.  The increase in non-interest expense was primarily due to a $1.3 million increase in other non-interest expense, a $666,000 increase in occupancy expense, and a $431,000 increase in salaries and benefits expense during the nine months ended September 30, 2016, as compared to the nine months ended September 30, 2015.  The increase in other non-interest expense is primarily due to a $1.2 million increase in consulting fees due to expenses associated with the FDIC Consent Order (the "Order") issued in August 2015.  The Bank continues to make progress in addressing the issues identified in the Order and expects that it will be able to undertake and implement all required actions within the time periods specified in the Order.
Total assets were $1.1 billion as of September 30, 2016, as compared to $1.0 billion as of September 30, 2015.  Available for sale securities were $262.4 million as of September 30, 2016, compared to $268.8 million as of September 30, 2015.  Total loans were $713.0 million as of September 30, 2016, compared to $684.8 million as of September 30, 2015.
Non-performing assets declined to $4.8 million or 0.4% of total assets at September 30, 2016, compared to $10.8 million or 1.0% of total assets at September 30, 2015.  The decline in non-performing assets is due to a $3.5 million decrease in non-accrual loans and a $2.3 million decrease in other real estate owned properties.  Non-performing loans include $4.6 million in commercial and residential mortgage loans, $31,000 in acquisition, development and construction ("AD&C") loans and $107,000 in other loans at September 30, 2016, as compared to $7.9 million in commercial and residential mortgage loans, $405,000 in AD&C loans and $197,000 in other loans at September 30, 2015.  The allowance for loan losses at September 30, 2016 was $8.0 million or 1.1% of total loans, compared to $10.4 million or 1.5% of total loans at September 30, 2015.  Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $861.9 million as of September 30, 2016, compared to $806.6 million at September 30, 2015.  Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, increased $56.7 million to $828.1 million at September 30, 2016, as compared to $771.4 million at September 30, 2015.  Certificates of deposit in amounts of $250,000 or more totaled $26.6 million at September 30, 2016, as compared to $31.0 million at September 30, 2015.  The decrease in certificates of deposit in amounts of $250,000 or more is attributable to a decrease in retail certificates of deposit which was expected as part of the Bank's pricing strategy to allow maturing high cost certificates of deposit to roll-off.
Securities sold under agreements to repurchase were $50.9 million at September 30, 2016, as compared to $47.2 million at September 30, 2015.
Shareholders' equity was $110.6 million, or 10.1% of total assets, as of September 30, 2016, compared to $102.9 million, or 9.9% of total assets, as of September 30, 2015.  The increase in shareholders' equity is primarily due to an increase in retained earnings due to net income and an increase in accumulated other comprehensive income resulting from an increase in the unrealized gain on investment securities.  The increases in retained earnings and accumulated other comprehensive income were partially offset by a $2.3 million decrease in common stock due to 18,000 shares of common stock being repurchased under the Company's stock repurchase program implemented in 2014 and 92,738 shares of common stock being repurchased under the Company's stock repurchase program implemented during the second quarter of 2016.
Peoples Bank operates 20 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  Peoples Bank also operates loan production offices in Lincoln, Durham and Forsyth Counties.  The Company's common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol "PEBK."

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like "expect," "anticipate," "estimate," and "believe," variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company's other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company's annual report on Form 10-K for the year ended December 31, 2015.

CONSOLIDATED BALANCE SHEETS
September 30, 2016, December 31, 2015 and September 30, 2015
(Dollars in thousands)

	September 30, 2016	December 31, 2015	September 30, 2015
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$47,653	$29,194	$39,681
Interest-bearing deposits	35,191	10,569	4,944
Cash and cash equivalents	82,844	39,763	44,625

Investment securities available for sale	262,423	268,530	268,821
Other investments	3,634	3,636	3,912
Total securities	266,057	272,166	272,733

Mortgage loans held for sale	2,776	4,149	1,679

Loans	713,019	689,091	684,800
Less: Allowance for loan losses	(8,045)	(9,589)	(10,420)
Net loans	704,974	679,502	674,380

Premises and equipment, net	16,553	16,976	16,831
Cash surrender value of life insurance	14,853	14,546	14,440
Accrued interest receivable and other assets	9,551	11,379	12,507
Total assets	$1,097,608	$1,038,481	$1,037,195

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$253,134	$244,231	$217,517
NOW, MMDA & savings	460,767	431,052	423,917
Time, $250,000 or more	26,627	26,891	31,036
Other time	121,419	130,001	134,091
Total deposits	861,947	832,175	806,561

Securities sold under agreements to repurchase	50,920	27,874	47,240
FHLB borrowings	43,500	43,500	50,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	9,974	9,449	9,868
Total liabilities	986,960	933,617	934,288

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,417,800 shares at 9/30/16; 5,510,538 shares at
12/31/15 and 5,528,538 shares at 9/30/15	44,188	46,171	46,512
Retained earnings	59,502	53,183	51,442
Accumulated other comprehensive income	6,958	5,510	4,953
Total shareholders' equity	110,648	104,864	102,907

Total liabilities and shareholders' equity	$1,097,608	$1,038,481	$1,037,195

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2016 and 2015
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$8,188	$8,089	$24,185	$23,015
Interest on due from banks	32	4	67	21
Interest on investment securities:
U.S. Government sponsored enterprises	603	633	1,910	1,959
State and political subdivisions	1,105	1,145	3,350	3,465
Other	54	76	191	245
Total interest income	9,982	9,947	29,703	28,705

INTEREST EXPENSE:
NOW, MMDA & savings deposits	126	106	367	324
Time deposits	142	211	452	685
FHLB borrowings	426	443	1,248	1,294
Junior subordinated debentures	122	101	353	297
Other	12	13	30	34
Total interest expense	828	874	2,450	2,634

NET INTEREST INCOME	9,154	9,073	27,253	26,071
PROVISION FOR (REDUCTION OF PROVISION
FOR) LOAN LOSSES	(360)	235	(1,108)	193
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	9,514	8,838	28,361	25,878

NON-INTEREST INCOME:
Service charges	1,163	1,193	3,291	3,498
Other service charges and fees	210	173	746	718
Gain on sale of securities	-	-	324	-
Mortgage banking income	426	300	1,088	810
Insurance and brokerage commissions	163	179	476	544
Miscellaneous	1,452	1,421	4,384	4,238
Total non-interest income	3,414	3,266	10,309	9,808

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,830	4,596	14,114	13,683
Occupancy	1,755	1,611	5,243	4,577
Other	3,013	2,462	8,841	7,494
Total non-interest expense	9,598	8,669	28,198	25,754

EARNINGS BEFORE INCOME TAXES	3,330	3,435	10,472	9,932
INCOME TAXES	872	942	2,597	2,487

NET EARNINGS	$2,458	$2,493	$7,875	$7,445

PER SHARE AMOUNTS
Basic net earnings	$0.45	$0.45	$1.43	$1.34
Diluted net earnings	$0.44	$0.45	$1.42	$1.32
Cash dividends	$0.10	$0.08	$0.28	$0.20
Book value	$20.42	$18.61	$20.42	$18.61

FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2016 and 2015
(Dollars in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$252,281	$264,371	$254,135	$268,622
Loans	709,742	676,049	698,313	663,574
Earning assets	992,602	951,843	975,526	948,782
Assets	1,087,155	1,036,558	1,064,655	1,036,912
Deposits	860,629	810,782	848,041	815,614
Shareholders' equity	112,581	103,400	113,207	104,969

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.89%	4.02%	3.97%	3.92%
Return on average assets	0.90%	0.95%	0.99%	0.96%
Return on average shareholders' equity	8.68%	9.57%	9.29%	9.48%
Shareholders' equity to total assets (period end)	10.08%	9.92%	10.08%	9.92%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$8,540	$10,378	$9,589	$11,082
Provision for loan losses	(360)	235	(1,108)	193
Charge-offs	(246)	(315)	(754)	(1,176)
Recoveries	111	122	318	321
Balance, end of period	$8,045	$10,420	$8,045	$10,420

ASSET QUALITY:
Non-accrual loans			$4,757	$8,266
90 days past due and still accruing			-	226
Other real estate owned			26	2,349
Total non-performing assets			$4,783	$10,841
Non-performing assets to total assets			0.44%	1.05%
Allowance for loan losses to non-performing assets			168.20%	96.12%
Allowance for loan losses to total loans			1.13%	1.52%

LOAN RISK GRADE ANALYSIS:
	Percentage of Loans
	By Risk Grade
	9/30/2016	9/30/2015
Risk Grade 1 (excellent quality)	1.38%	1.72%
Risk Grade 2 (high quality)	26.50%	24.29%
Risk Grade 3 (good quality)	54.53%	53.05%
Risk Grade 4 (management attention)	12.68%	14.52%
Risk Grade 5 (watch)	2.74%	3.71%
Risk Grade 6 (substandard)	1.86%	2.47%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At September 30, 2016, including non-accrual loans, there were three relationships exceeding $1.0 million in the Watch risk grade (which totaled $6.9 million) and one relationship exceeding $1.0 million in the Substandard risk grade (which totaled $1.3 million).  There was one relationship with loans in both the Watch and Substandard risk grades, which exceeded $1.0 million for loans in both risk grades combined.

(END)